UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

The PBSJ Corporation

(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Northwest 107 Avenue, Miami, FL 33172

(Address of Principal Executive Offices)

305-514-3458

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005, The PBSJ Corporation (“PBSJ”) amended its revolving line of credit with Bank of America, N.A. (the “Bank”), effective July 1, 2005. The amendment extends the maturity date of the line of credit to June 30, 2008. The total amount of the credit line remains unchanged at $58 million, inclusive of letters of credit; however the maximum amount of letters of credit was increased from $3 million to $10 million.

Covenants requiring monthly reporting of accounts receivable were amended to require quarterly reporting. Additionally, the Bank waived any events of default caused by PBSJ’s failure to comply with the accounts receivable reporting covenants prior to the date of the amendment.

The amendment also included a waiver of default caused by PBSJ’s failure to deliver to the Bank audited financial statements for fiscal year 2004, so long as such financial statements are delivered to the Bank no later than April 30, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of the current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Amendment No. 2 to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PBSJ Corporation

	By:	/s/ John B. Zumwalt, III
	Name:	John B. Zumwalt, III
Dated: July 7, 2005	Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Credit Agreement